UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2011

MIT HOLDING, INC.

(Exact name of registrant specified in charter)

Delaware	333-13679	20-5068091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

37 West Fairmont Avenue, Suite 202

Savannah, Georgia 31406

(Address of principal executive offices, including zip code)

(912) 925-1905

(Registrant's telephone number, including area code)

This Current Report on Form 8-K is filed by  MIT Holding Inc., a Delaware corporation, in connection with the items described below.

Item 1.02               Termination of a Material Definitive Agreement

On April 11, 2011, MIT Holding Inc. (“MIT” or the “Company”) through its subsidiary, MITRX Corporation, terminated the Letter of Intent to acquire one hundred Percent (100%) of Fitte Enterprises, Inc dba CRD MedServices, LLC, a retail/mail order pharmacy with locations in Texas, South Caroline and Florida (The agreement was attached as Exhibit 10.18 to the Company Form 8-K, filed on March 31, 2011).  Due to undisclosed and unforeseen landlord difficulties in Texas, a stock purchase agreement could not be concluded.  No penalties were incurred, only due diligence costs for both parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2011

MIT HOLDING, INC.

By:	/s/ Walter H.C. Drakeford
Name: Walter H.C. Drakeford
Title: Co-Chief Executive Officer